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                                                                   EXHIBIT 99.2

                              [LOGO: GALILEO NEWS]

FROM:  L.B. STAUFFER


COMPANY WILLIAM T. HANLEY
CONTACT: PRESIDENT/CEO

                                                       FOR IMMEDIATE RELEASE


                        GALILEO ELECTRO-OPTICS COMPLETES
                        ACQUISITION OF LEISEGANG MEDICAL

     STURBRIDGE, MA, AUG.8 -- Galileo Electro-Optics Corporation (NASDAQ, NM:
GAEO) announced today that is has completed its previously announced acquisition of Leisegang Medical, Inc. for 269,923 shares of Galileo stock. The transaction will be accounted for as a pooling of interests.

     Leisegang Medical, headquartered in Boca Raton, FL, is a privately-held distributor and manufacturer of OB/GYN diagnostic and surgical equipment with annual sales of $6.5 million. Galileo Electro-Optics Corporation develops, manufactures and markets fiberoptics and electro-optics components, assemblies and systems which transmit, sense or intensify light or images. Galileo's products are sold primarily to OEMs for applications in electronic imaging, analytical instruments, office equipment, medical instrumentation and process analysis.

     Detailed information about Galileo can be found on its World Wide Web page on the Internet at http://www.galileocorp.com.




1996


  Galileo Corporation   Galileo Park   P.O. Box 550   Sturbridge, MA 01566 USA
                     TEL. (508) 347-9191  FAX (508) 347-3849
                World Wide Web Site: http://www.galileocorp.com